UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2019

Yext, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Madison Ave, 5th Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 994-3900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 26, 2019, Yext, Inc. (“Yext”) entered into a sublease agreement (the “Sublease”) with Aetna Life Insurance Company (the “Sublessor”) for the entire office portion of the building located at 61 Ninth Avenue, New York, New York containing approximately 142,500 rentable square feet, which is expected to serve as Yext’s new corporate headquarters.  The Sublessor leases the premises from 61 Ninth Avenue Development LLC (the “Prime Landlord”) pursuant to a lease (the “Lease”).

The Sublease is expected to commence shortly after the execution of the agreement, and will terminate on February 28, 2031.  Yext may not exercise the Sublessor’s options to renew under the Lease, is not afforded early termination rights under the Sublease, and may not assign or further sublease all or any part of the premises without the prior written consent of the Sublessor and the Prime Landlord.

The initial monthly base rental rate is approximately $1.0 million, which commences on October 1, 2020, and will increase to approximately $1.1 million on January 1, 2025.  Yext will be required to pay certain costs and expenses, specified in the Sublease, of maintaining and operating the premises and the building, including operating expenses, utilities and taxes.

The Sublease is subject to and subordinate to the Lease with the Prime Landlord and to the master lease pursuant to which the Prime Landlord leases the land on which the premises are built, and contains customary default and indemnification provisions. Yext is required under the terms of the Sublease to maintain customary insurance policies and to deposit security with Sublessor.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the Sublease, a complete copy of which the Company expects to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended April 30, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin
EVP & General Counsel

Date: April 29, 2019

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